EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2007 (except as to Note 7 which is as of April 20, 2007) included in the Registration Statement on Form SB-2/A Amendment No. 2 and related Prospectus of Aspen Racing Stables Inc. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP
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CHARTERED ACCOUNTANTS

Vancouver, Canada

April 27, 2007